Company Press Release

Internet Stock Market Resources, Inc. announces the signing of The Publishing Company of North America, Inc. as new member.

St. Petersburg, Fl. July 22 Internet Stock Market Resources, Inc. (OTC BB: ISMR) today announced the addition to its listed member organizations of The Publishing Company of North America, Inc. (NASDAQ: PCNA), and its wholly owned subsidiaries, PCNA Communications Corporation and Attorneys Online, Inc.

PCNA Communications Corporation is PCNA's print division and is the largest publisher of "official" bar association directories in the nation. Attorneys Online manages PCNA's online businesses and is scheduled to release its new legal portal as well as America's Legal Super Store on August 3, 1999. In building its legal portal, Attorneys Online has aligned itself with quality companies such as Photobooks, Inc., AT&T (NYSE: T), Value America, Inc. (NASDAQ:
VUSA), FindLaw, Inc. and Emplawyernet.

For on-line investor information on PCNA please click on the following: http://www.internetstockmarket.com/corpprof/p/pcna.html

Additional information about The Publishing Company of North America, Inc. may be viewed after August 3, 1999.

For Investor Relations please contact Peter Balise, President and CEO, 904-228-1000 To receive UPDATES on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: Ameralia,Inc., (NASDAQ: AALA), Voxware(R), Inc. (NASDAQ:VOXW), and First Florida Communications, Inc (OTC BB: FFCI) K-Tel International (NASDAQ: KTEL), Alya International (OTC BB: ALYA), and DCH Technology, Inc. (OTC BB: DCHT).

Internet Stock Market Resources, Inc, herewith states that no other company mentioned in this release is related to. The Publishing Company of North America, Inc. nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com

Source: Internet Stock Market Resources, Inc. http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.



Approval Signature                         Date


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